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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated February 28, 2000, with respect to the consolidated financial statements and schedule of SFX Entertainment, Inc. included in this Annual Report on Form 10-K/A for the year ended December 31, 1999, in each of the following:

     1. Registration Statement No. 333-88741 on Form S-8 pertaining to the 1999 Stock Option and Restricted Stock Plan;

     2. Registration Statement No. 333-58737 on Form S-8 pertaining to the 1998 Stock Option and Restricted Stock Plan;

     3. Registration Statement No. 333-88473 on Form S-8 pertaining to the Director Deferred Stock Ownership Plan;

     4. Registration Statement No. 333-76123 on Form S-3 pertaining to 118,000 shares of Class A Common Stock; and

     5. Registration Statement No. 333-57511 on Form S-1 pertaining to 2,618,448 shares of Class A Common Stock.


                                                  Ernst & Young LLP


New York, New York
April 28, 2000